Exhibit 99.3

Mattress Firm’s Pending Acquisition of Sleepy’s November 30, 2015

Forward Looking Statements and Non-GAAP Information This presentation contains forward-looking statements within the meaning of federal securities laws, that are subject to risks and uncertainties. All statements other than statements of historical fact included in this presentation are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan,“ "intend," "believe" or the negative of these terms, and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These forward-looking statements are based on assumptions that we have made in light of our industry experience and on our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you consider this presentation, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. Because of these factors, we caution that you should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this presentation after the date of this presentation.

Strategic Rationale 2 Acquires Attractive Store Base and Team in Key Markets Creates First Truly National Mattress Specialty Retailer Opportunity to Leverage National Scale Benefits Generates Significant Synergy Opportunities Earnings Accretion and Cash Flow Generation Creates the nation’s first border-to-border, coast-to-coast specialty mattress retailer Combined company will operate approximately 3,500 stores in 48 states Pro forma sales of over $3.6 billion over the last twelve months Provides customers with greater value, convenience and choice Allows combined company to leverage the benefits of national scale: Nationwide distribution and delivery National advertising Sourcing, procurement and contract scale efficiencies Exclusive partnership opportunities Operating expense leverage Approximately $40 million of identifiable cost synergies by the third year post-closing Cost efficiencies in distribution and logistics, advertising, sourcing and procurement, professional services and operating expenses, as well as additional revenue potential Estimated slight accretion in year one growing to double-digit EPS accretion by the third year post-closing, excluding one-time costs The combined company anticipates it can generate significant free cash flow, which can be used primarily to pay down debt and/or undertake future organic growth or potential acquisitions Over 1,050 stores with strong penetration in difficult to enter markets in the Northeast and Mid-Atlantic Over 3,000 talented employees Strong leadership team with unmatched experience operating in the Northeast and Mid-Atlantic markets #1

Transaction Overview 3 Key Items Description Purchase Price Total consideration of approximately $780 million Approximately $740 million of cash and debt Approximately $30 million of quantified liabilities assumed Up to $10 million of rollover equity (1) Expected to create an asset step-up, with an annual cash tax benefit of over $7.7 million for 15 years and a present value of approximately $77 million along with $108 million of depreciation and amortization deductions on the carryover tax basis of other assets, with an annual cash tax benefit of approximately $3.7 million and a present value of approximately $30 million(2) Adjusted enterprise value of approximately $673 million (3) Financing Expected to be financed through a combination of cash on hand and new debt Accretion / Synergies Estimated to achieve low single-digit accretion in year one, growing to double digit EPS accretion in the third year post-closing (4) Estimated annual potential synergies of $40 million by the third year post-closing Leadership Team Adam Blank, currently chief operating officer and general counsel of Sleepy’s, will become president of Sleepy’s upon closing of the transaction Estimated Closing Expected to close during the first half of Mattress Firm’s fiscal year 2016, subject to regulatory approvals, including the termination of the applicable HSR waiting period Adam Blank will contribute up to $10 million of the equity value he holds in Sleepy’s in exchange for MFRM shares at a conversion price of $43.36 per MFRM share Expected asset step-up is a result of a 754 election and is subject to IRS approval Represents total consideration less expected present value of asset step-up and additional depreciation and amortization deductions on the carry-over tax basis (4) Excluding one-time costs to achieve synergies and acquisition accounting adjustments

Mattress Firm: The #1 Mattress Specialty Retailer Includes 125 franchise locations; as of November 3, 2015 Per internal study as of Q2 2015. Excludes markets open less than one year and franchise locations #1 Over 90% of stores in markets where we have #1 market share(2) Largest Footprint Best-in-Class Sales Growth Store Unit Growth(1) Market Share 2,420 locations(1) Real estate Marketing strategy Product offering Customer experience National distribution Omni-channel 674 31% CAGR 41% CAGR ($ in millions) 4 2010 LTM 15Q3 $494 $2,521 2010 2015 Q3 674 2,420

Sleepy’s Overview: #1 Northeast Retailer Banners 5 #1 Northeast Retailer Market Share Store Unit Growth Sales Growth #1 Leading market share in the majority of Sleepy’s core markets (1) Per internal Sleepy’s study completed in August 2014 Note: Q3 data as of Sleepy’s third quarter ended September 30, 2015 ($ in millions) 9% CAGR 9% CAGR 89 5 3 45 61 4 113 55 21 140 68 107 212 96 13 8 23 3 VT MA RI CT NJ DE MD DC WI MI IN IL KY TN MS AL GA FL NC SC OH VA PA ME NY NH WV 2010 2015 Q3 694 1,066 2010 LTM 2015 Q3 $1,135 $761

Market Leading Position

- Sleepy's acquisition further strengthens Mattress Firm's position as the #1 Mattress Specialty Retailer in the fragmented retail bedding environment

Top Mattress Specialty Retailers (1)

Current

($ in millions)

Rank	Company	2014 Stores	2014 Sales	YoY Growth	Market Share (2)
1	Mattress Firm	2,208	$1,933	39.4%	13.6%
2	Sleep Number	463	1,120	21.4%	7.9%
3	Sleepy's	1,024	1,085	8.5%	7.6%
4	America's Mattress	405	326	3.8%	2.3%
5	Sit 'n Sleep	32	114	14.9%	0.8%
6	Innovative Mattress Solutions	155	102	6.3%	0.7%
7	Mattress Warehouse	179	100	9.9%	0.7%
8	American Mattress	95	68	1.5%	0.5%
Top 8 Mattress Specialty Retailers		**4,561**	**$4,848**	**21.9%**	**34.1%**

Pro Forma

($ in millions)

Rank	Company	2014 Stores	2014 Sales	YoY Growth	Market Share (2)
1	Mattress Firm	3,232	$3,018	26.4%	21.3%
2	Sleep Number	463	1,120	21.4%	7.9%
3	America's Mattress	405	326	3.8%	2.3%
4	Sit 'n Sleep	32	114	14.9%	0.8%
5	Innovative Mattress Solutions	155	102	6.3%	0.7%
6	Mattress Warehouse	179	100	9.9%	0.7%
7	American Mattress	95	68	1.5%	0.5%
Top 7 Mattress Specialty Retailers		**4,561**	**$4,848**	**21.9%**	**34.1%**

(1) Source: Furniture Today Top 100, May 2015. Mattress Firm store count includes franchised locations

(2) Reflects net sales of the respective retailers divided by the estimated size of the U.S. mattress retail market in 2013; Furniture Today 2014 Retail Planning Guide

6

MFRM

Border-to-Border, Coast-to-Coast Footprint 7 Note: Includes 125 Mattress Firm franchise locations, as of November 3, 2015. Sleepy’s store count as of September 30, 2015 WA OR CA NV ND UT AZ NM CO TX SD NE KS MO IL WI OK AR LA MS AL FL SC TN NC IA MN MI IN OH KY WV PA NY ME NH ID MT NJ CT MA 10 HI GA VA 75 39 188 32 3 3 28 143 19 66 439 5 9 26 54 142 46 26 12 29 14 29 118 309 56 55 125 17 33 15 43 88 18 4 36 6 4 3 17 Mattress Firm Mattress Firm and Sleepy’s Sleepy’s Only 212 Mattress Firm Sleepy’s Mattress Discounters Mattress King 140 68 96 13 RI ME 21 DE VT 3 8 23 107 MD 38 61 89 37 61 DC 17 8 52 4 36 3 5

Note: Store count includes 125 Mattress Firm franchise locations, as of November 3, 2015. Mattress Firm latest twelve months ended November 3, 2015. Sleepy’s latest twelve months ended September 30, 2015 8 + = Pro Forma Company – Q3 LTM Metrics ($ in millions) Stores LTM Sales 2,420 1,066 3,486 0 1,000 2,000 3,000 4,000 Existing Store Base Sleepy's Stores Combined Company $ 2,521 $1,135 $3,656 $0 $1,000 $2,000 $3,000 $4,000 MFRM LTM Q315 Sales Sleepy's LTM Q315 Sales Combined Company

Significant Synergy Potential 9 Estimated Potential Synergies from Sleepy’s Acquisition Cost Revenue Distribution and Logistics Advertising Sourcing and Procurement Operating Expenses Professional Services Other Approximately $40 million of estimated synergies by Year Three Exclusive Products Strategic Partnerships Streamlined Financing Approach Accessories Multi-Channel / Omni-Channel Sales Other

Austin, Dallas, Houston, San Antonio, Las Vegas 36 stores 2007 14 stores Las Vegas 2007 11 stores St. Louis 2007 Yotes Franchise 40 stores Atlanta, Miami, SW Florida, Tampa 2012 27 stores Charleston, Charlotte, Columbia, Greensboro, Greenville, Raleigh 2012 236 stores Atlanta, Minneapolis, St. Louis Houston, Dallas, Jacksonville, Miami, Orlando, SW Florida, Tampa 2011, 2012 39 stores Green Bay, Madison, Milwaukee, Wausau 2013 Perfect Mattress Franchise Online Retailer 2013 Nationwide 55 stores Dallas, Austin 2014 67 stores Colorado Springs, Denver, Phoenix, Tucson 2014 15 stores Pittsburgh 2014 131 stores Chicago Orlando 2014 314 stores California, Hawaii, Idaho, Nevada and Washington 2014 Note: Back to Bed includes Bedding Experts and Mattress Barn. Sleep Train includes Sleep Train, Sleep Country, America’s Mattress of Hawaii and Got Sleep? Excludes acquisitions prior to 2007 and acquisitions of fewer than 10 stores. Dates based on fiscal year acquired Strong Track Record of Integrating Acquisitions 10 stores East Texas, Louisiana 2015 Double J-RD Franchise 25 stores Virginia Beach 2010 45 stores Phoenix, Tucson 2014 12 1,066 stores Northeast, New England, Mid-Atlantic, Midwest Announced 34 stores Colorado Springs, Denver, Wichita 2014 Yotes Franchise

11 Previous Acquisitions Progressing as Expected Chicago Market Continuing to Improve Strong Sleep Train Performance Chicago market continued to improve in Q3 with approximately breakeven profitability at the market EBITDA level Sleep Train business continued to perform extremely well with Q3 implied comps showing double-digit same store sales growth (Sleep Train enters MFRM’s comp base beginning in Q4) Mattress Discounters conversions showed accelerated sales growth Note: Market Level EBITDA is based on an estimate prepared by the Company Chicago Market: YOY Sales Growth — Pre and Post Rebranding to Mattress Firm Mattress Discounters: YOY Sales Growth — Pre and Post Rebranding to Sleep Train -20% 0% 20% 40% 60% YOY Sales Variance % Pre Conversion Baseline FY 2014 FY 2015 Rebranding completed for ~90% of stores - 0.7% +32.7% Pre Rebranding Post Rebranding 70% Completed 95% Completed -5% 10% 25% 40% YOY Sales Variance % Pre Conversion Baseline +7.3% +25.2% Rebranding commenced Pre Rebranding Post Rebranding

MFRM: Key Investment Highlights Proven Track Record of Driving Profitability Compelling Industry Dynamics Best-in-Class Specialty retailer Highly Achievable Growth Plan Experienced and Invested Management Team Long-term stability and consistent growth Highly fragmented industry Specialty Retailers continue to take share Pent-up demand with ~80% replacement Largest and only national footprint with significant scale Over 90% of stores in markets where Company is #1 Unique selling proposition Strong and established distribution network Less than one year cash on cash payback with new Mattress Firm stores High correlation between penetration and profitability History of developing markets through increasing Relative Market Share (RMS) Significant store growth runway in existing and acquisition markets Balance between organic and acquisition growth Track record of successfully integrating acquisitions Management aligned with shareholders Top executives have 10+ years of relevant experience Mix between retail and industry experience